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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated January 31, 2001 (except for the second paragraph of Note 1, as to which the date is March 21, 2001, and except for the fourth paragraph of Note 2, as to which the date is March 16, 2001) accompanying the consolidated financial statements included in the Annual Report of Empyrean Bioscience, Inc. on Form 10-KSB for the year ended December 31, 2000 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement of Empyrean Bioscience, Inc. on Form S-8, and to the use of our name as it appears under the caption "Experts".


                                               /s/ Grant Thornton LLP
                                               --------------------------
                                               GRANT THORNTON LLP


Cleveland, Ohio
October 9, 2001